SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2003

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                      0-24249                22-2919486
 (State or other jurisdiction of      (Commission File        (IRS Employer
        incorporation)                    Number)           Identification No.)

          10 Mountainview Road,
         Upper Saddle River, NJ                                    07458
 (Address of principal executive office)                         (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:

                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events

      On February 13, 2003 the Registrant issued the following press release:

"PDI REPORTS FOURTH QUARTER AND YEAR END 2002 FINANCIAL RESULTS

Incentive Payments Boost Fourth Quarter Results - Fourth Quarter EPS of $0.38 excluding special items

Fourth Quarter and Twelve Months ended December 31, 2002 - Results Reflecting the Effect of Special Items

Upper Saddle River, New Jersey (Thursday, February 13, 2003). PDI, Inc. (Nasdaq:PDII) a commercial sales and marketing provider to the biopharmaceutical and medical devices and diagnostics industries, today announced its fourth quarter and full year 2002 financial results.

Fourth Quarter and Twelve Months ended December 31, 2002 - Results As Reported

     ---------------------------------------------------------------------------
     (dollars in millions, except per share data)

                                               Quarter ended December 31,          Twelve months ended December 31,
     --------------------------------------------------------------------------------------------------------------------
                                                2002              2001                2002                2001
     --------------------------------------------------------------------------------------------------------------------
      Net revenue                            $   79.0           $   263.9          $   284.0           $   696.6

      Operating (loss) income                    (8.3)               19.1              (50.2)               12.7

      Net (loss) income                      $   (5.0)          $     8.3          $   (30.8)          $     6.4
                                             ========           =========          =========           =========

      (Loss) income per share                $  (0.35)          $    0.59          $   (2.19)          $    0.45
                                             ========           =========          =========           =========

Fourth Quarter Results

Net total revenue for the quarter ended December 31, 2002 was $79.0 million, 70.1% less than net total revenue of $263.9 million for the quarter ended December 31, 2001. The decline in revenue was caused by the discontinuation of PDI's sales, marketing and distribution agreement with GlaxoSmithKline (GSK) for Ceftin in February 2002. There was an operating loss of $8.3 million for the quarter ended December 31, 2002 compared to operating income of $19.1 million for the quarter ended December 31, 2001. The $8.3 million operating loss included a $15.0 million payment made to Cellegy Pharmaceuticals, Inc. (Cellegy) for the exclusive licensing agreement for their testosterone gel product. There was a net loss of $5.0 million for the quarter ended December 31, 2002 compared to net income of $8.3 million for the quarter ended December 31, 2001. The net loss per share for the quarter ended December 31, 2002 was $0.35 compared to diluted net income per share of $0.59 for the quarter ended December 31, 2001.

Twelve Months Results

Net total revenue for the twelve months ended December 31, 2002 was $284.0 million, 59.2% lower than net total revenue of $696.6 million for the twelve months ended December 31, 2001. The decline in revenue was predominantly caused by the discontinuation of PDI's sales, marketing and distribution agreement with GSK for Ceftin in February 2002. There was an operating loss of $50.2 million for the twelve months ended December 31, 2002 compared to operating income of $12.7 million for the twelve months ended December 31, 2001. The $50.2 million operating loss included a $15.0 million payment made to Cellegy. Approximately $35.1 million of the reported operating loss is directly attributable to unused Evista salesforce capacity and Evista contract operating losses. There was a net loss of $30.8 million for the twelve months ended December 31, 2002 compared to net income of $6.4 million for the twelve months ended December 31, 2001 and a net loss per share of $2.19 for the twelve months ended December 31, 2002 compared to diluted net income per share of $0.45 for the twelve months ended December 31, 2001.

Fourth Quarter and Twelve Months ended December 31, 2002 - Results Reflecting the Effect of Special Items

     ---------------------------------------------------------------------------------------------------------------------------
      (dollars in millions, except
            per share data)                       Quarter ended December 31, 2002         Twelve months ended December 31, 2002
     ---------------------------------------------------------------------------------------------------------------------------
                                                                       **Excluding                                **Excluding
                                                  As Reported         Special Items          As Reported         Special Items
     ---------------------------------------------------------------------------------------------------------------------------
      Net revenue                                   $  79.0               $  79.0               $ 284.0             $ 284.0
     -----------------------------------------------============================================================================
      Operating (loss)                                 (8.3)                 (8.3)                (50.2)              (50.2)
     ---------------------------------------------------------------------------------------------------------------------------
      Special items:
     ---------------------------------------------------------------------------------------------------------------------------
        Restructuring activities                                              4.9                                       6.1
     ---------------------------------------------------------------------------------------------------------------------------
        Cellegy licensing fee                                                15.0                                      15.0
     ---------------------------------------------------------------------------------------------------------------------------
        Evista unused sales force capacity                                     --                                       6.2
     ---------------------------------------------------------------------------------------------------------------------------
        Evista contract operating activities                                 (3.3)                                     28.9
     ---------------------------------------------------------------------------------------------------------------------------
      Operating (loss) income                          (8.3)                  8.3                 (50.2)                6.0
     ---------------------------------------------------------------------------------------------------------------------------
      Net (loss) income                             $  (5.0)              $   5.3               $ (30.8)            $   5.1
     -----------------------------------------------============================================================================
      (Loss) income per share                       $ (0.35)              $  0.38               $ (2.19)            $  0.36
     -----------------------------------------------============================================================================

      **Adjusted amounts are not in accordance with GAAP, but are presented for analytical purposes.

Fourth Quarter Results

Special items (see Table above) impacting the operating loss for the quarter ended December 31, 2002 include:

      o Restructuring activities, comprised of restructuring charges, non-recurring charges and accelerated depreciation totaling $4.9 million, which were undertaken in an attempt to reduce our costs on a going forward basis;

      o A $15.0 million payment we made in the fourth quarter to Cellegy for exclusive North American license rights for a testosterone gel product which has not yet received FDA approval and therefore the payment was expensed; and

      o Operating results related to the Evista contract and the Evista unused salesforce capacity which are included in this table because the contract was terminated effective December 31, 2002 and will not affect 2003. In the fourth quarter $3.3 million in revenue was recognized on this contract because Evista sales for the year exceeded the annual baseline. Through the first nine months of 2002, sales of Evista were above the year to date baseline and we could have recorded revenue of $2.9 million; however, we reserved against this $2.9 million at September 30, 2002, because its retention was dependant on our exceeding the full year baseline, a result that was uncertain as of the end of the third quarter.

Twelve Months Results

Special items (see Table above) impacting the operating loss for the twelve months ended December 31, 2002 include:

      o Restructuring activities, comprised of restructuring charges, non-recurring charges and accelerated depreciation totaling $6.1 million, which were undertaken in an attempt to reduce our costs on a going forward basis;

      o A $15.0 million payment we made in the fourth quarter to Cellegy for exclusive North American license rights for a testosterone gel product which has not yet received FDA approval and therefore the payment was expensed; and

      o The $35.1 million net loss on the Evista contract, which was terminated December 31, 2002, comprised of $6.2 million of unused Evista sales force capacity and $28.9 million of actual Evista operating losses. On November 11, 2002, PDI and Eli Lilly and Company mutually agreed to terminate, as of December 31, 2002, the agreement whereby PDI provides sales support for Evista.

Excluding these special items, twelve-month operating income, net income and net income per share were $6.0 million, $5.1 million and $0.36, respectively.

Vice Chairman and CEO, Chuck Saldarini, stated, "2002 was a pivotal year for PDI. We were successful in maintaining profitability in our core contract sales business during a challenging market environment while at the same time retaining our leading market share position within the CSO industry. Our restructuring is virtually completed, resulting in an infrastructure that aligns with current market conditions. Concurrently, we accelerated our products based business by executing two long-term agreements in 2002; one with Cellegy for the exclusive marketing rights to their testosterone gel product, and the other with Xylos, Corp., who selected PDI as their exclusive sales, marketing and distribution partner for their XCell(TM) Cellulose Wound Dressing."

"The year began on a challenging note as we mutually agreed with GSK to terminate our sales, marketing and distribution agreement for Ceftin due to an earlier than expected generic entry", added Mr. Saldarini. "This caused a large fall off in product revenue for 2002 versus 2001, as we did not replace over $400 million in Ceftin product revenue that we booked in 2001."

"On the positive side, while I mentioned the two long-term product-based agreements we executed in 2002, the efforts of our sales and marketing teams within the Pharmaceutical Products Group resulted in larger than anticipated incentive payments. Our fourth quarter earnings per share of $0.38, excluding restructuring activities and the Cellegy payment, considerably exceed the guidance of $0.08 to $0.10 in earnings per share we projected in our press release dated November 12, 2002," concluded Mr. Saldarini.

                           Webcast and Conference Call

PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Friday, February 14, 2003. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without Internet access, the call can be accessed by dialing 1-877-423-4030 and asking for the PDI Earnings Release Conference Call.

About PDI

PDI is an innovative commercial sales and marketing provider to the biopharmaceutical and medical devices & diagnostics industries. Its three business units offer service and product-based capabilities for companies seeking to maximize profitable brand sales growth. The three units include the PDI Pharmaceutical Products Group, the PDI Sales and Marketing Services Group and the PDI Medical Devices and Diagnostics Group.

For more information, visit the Company's website at www.pdi-inc.com.

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, earnings per share and success during the fourth quarter of 2002 and calendar 2003. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K for the year ended December 31, 2001. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements.

                                    PDI, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                    December 31,
                                                                                           -----------------------------
                                                                                              2002                2001
                                                                                           ---------           ---------
ASSETS                                                                                             (in thousands)
Current assets:
   Cash and cash equivalents .....................................................         $  66,827           $ 160,043
   Short-term investments ........................................................             5,834               7,387
   Inventory, net ................................................................               646                 442
   Accounts receivable, net of allowance for doubtful
     accounts of $1,063 and $3,692 as of December 31, 2002
     and 2001, respectively ......................................................            40,729              52,640
   Unbilled costs and accrued profits on contracts
     in progress .................................................................             3,360               6,898
   Deferred training .............................................................             1,106               5,569
   Prepaid income tax ............................................................            18,856                  --
   Other current assets ..........................................................             4,804               8,101
   Deferred tax asset ............................................................             7,420              24,041
                                                                                           ---------           ---------
Total current assets .............................................................           149,582             265,121
    Net property, plant & equipment ..............................................            18,295              21,044
    Deferred tax asset ...........................................................             7,820                  --
    Other long-term assets .......................................................            15,242              16,506
                                                                                           ---------           ---------
Total assets .....................................................................         $ 190,939           $ 302,671
                                                                                           =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..............................................................         $   5,374           $   9,493
   Accrued rebates, sales discounts and returns ..................................            16,500              68,403
   Accrued contract losses .......................................................                --              12,256
   Accrued incentives ............................................................            11,758              22,213
   Accrued salaries and wages ....................................................             6,617               7,167
   Unearned contract revenue .....................................................             9,473              10,878
   Other accrued expenses ........................................................            18,006              21,026
                                                                                           ---------           ---------
Total current liabilities ........................................................            67,728             151,436
                                                                                           ---------           ---------
Long-term liabilities:
   Deferred tax liability ........................................................                --                 300
                                                                                           ---------           ---------
Total long-term liabilities ......................................................                --                 300
                                                                                           ---------           ---------
Total liabilities ................................................................         $  67,728           $ 151,736
                                                                                           ---------           ---------

Stockholders' equity:
   Common stock, $.01 par value; 100,000,000 shares authorized; shares issued and outstanding, 2002 - 14,165,881; 2001 - 13,968,097;
     restricted $.01 par value; shares issued and outstanding, 2002,- 44,325;
     2001 - 15,388 ...............................................................         $     142           $     140
   Preferred stock, $.01 par value; 5,000,000 shares authorized, no
     shares issued and outstanding ...............................................                --                  --
Additional paid-in capital .......................................................           105,126             102,757
Additional paid-in capital, restricted ...........................................             1,547                 954
Retained earnings ................................................................            17,247              48,008
Accumulated other comprehensive loss .............................................              (100)                (79)
Unamortized compensation costs ...................................................              (641)               (735)
Treasury stock, at cost: 2002 - 5,000 shares;
 2001 - 5,000 shares .............................................................              (110)               (110)
                                                                                           ---------           ---------
Total stockholders' equity .......................................................         $ 123,211           $ 150,935
                                                                                           ---------           ---------
Total liabilities & stockholders' equity .........................................         $ 190,939           $ 302,671
                                                                                           =========           =========

                                    PDI, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)

                                                               Three Months Ended December 31,   Twelve Months Ended December 31,
                                                               -------------------------------   --------------------------------
                                                                   2002              2001              2002             2001
                                                                 --------         ---------         ---------         --------
                                                                (unaudited)      (unaudited)       (unaudited)
Revenue
   Service, net ..........................................       $ 79,029         $  67,264         $ 277,575         $281,269
   Product, net ..........................................             --           196,637             6,438          415,314
                                                                 --------         ---------         ---------         --------
      Total revenue, net .................................         79,029           263,901           284,013          696,583
                                                                 --------         ---------         ---------         --------
Cost of goods and services
   Program expenses ......................................         53,667            63,926           254,140          232,171
   Cost of goods sold ....................................             --           161,068                --          328,629
                                                                 --------         ---------         ---------         --------
      Total cost of goods and services ...................         53,667           224,994           254,140          560,800
                                                                 --------         ---------         ---------         --------

Gross profit .............................................         25,362            38,907            29,873          135,783

Operating expenses
   Compensation expense ..................................          6,459             9,804            32,670           39,263
   Other selling, general & administrative expenses ......         24,956             9,981            44,163           83,815
   Restructuring and other non-recurring charges .........             --             2,243                --            3,215
                                                                 --------         ---------         ---------         --------
     Total operating expenses ............................         33,658            19,785            80,048          123,078
                                                                 --------         ---------         ---------         --------
Operating (loss) income ..................................         (8,296)           19,122           (50,175)          12,705
Other income (expense), net ..............................            263            (2,132)            1,967            2,275
                                                                 --------         ---------         ---------         --------
(Loss) income before (benefit) provision for taxes .......         (8,033)           16,990           (48,208)          14,980
(Benefit) provision for income taxes .....................         (3,044)            8,711           (17,447)           8,626
                                                                 --------         ---------         ---------         --------
Net (loss) income ........................................       $ (4,989)        $   8,279         $ (30,761)        $  6,354
                                                                 ========         =========         =========         ========

Basic net (loss) income per share ........................       $  (0.35)        $    0.59         $   (2.19)        $   0.46
                                                                 ========         =========         =========         ========
Diluted (loss) net income per share ......................       $  (0.35)        $    0.59         $   (2.19)        $   0.45
                                                                 ========         =========         =========         ========

Basic weighted average number of shares outstanding ......         14,097            13,968            14,033           13,886
                                                                 ========         =========         =========         ========
Diluted weighted average number of shares outstanding ....         14,097            14,010            14,033           14,113
                                                                 ========         =========         =========         ========

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PDI, INC.


                                      By: /s/ Charles T. Saldarini
                                         ---------------------------------------
                                         Charles T. Saldarini, Vice Chairman and
                                         Chief Executive Officer

Date: February 14, 2003